8-K

Exhibit 3.2

BY-LAWS
OF
THE BUREAU OF NATIONAL AFFAIRS, INC.
As Adopted by the Board of Directors September 6, 2001
As last amended December 11, 2008

SECTION I - OFFICES

1.        Delaware Office

The principal office of the Corporation in the state of Delaware shall be at 1209 Orange Street, in the City of Wilmington and county of New Castle; and the resident agent in charge thereof shall be the CT Corporation System, 1209 Orange Street, Wilmington, Delaware.

2.        Other Offices

The Corporation may also have an office or offices in the City of Washington, District of Columbia, and at such other places as the Board of Directors may from time to time designate or appoint, or as the business of the Corporation may require.

SECTION II - SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Incorporated Delaware, 1946."

SECTION III - MEETINGS OF STOCKHOLDERS

1.        Place of Meeting

Meetings of stockholders shall be held at the main office of the Corporation or at such other place as may be fixed by resolution of the Board of Directors. 1

2.        Notice of Meeting

Written notice of all meetings of stockholders stating the date, time, and place thereof shall be mailed by the Secretary, postage prepaid, to each stockholder of record, at his or her post office address as it appears on the books of the Corporation.

In the case of a regular annual meeting, such notice shall be so mailed at least 40 days in advance thereof; and in the case of a special meeting, such notice shall be so mailed at least 10 days in advance thereof.  Notice of any special meeting of stockholders shall also state the purpose or purposes thereof, and may provide for the transaction of such other business as may properly come before the meeting.

3.        Annual Meeting

(a)
An annual meeting of stockholders shall be held at 10 o'clock A.M. on the third Saturday in April of each year, but if that day be a legal holiday, then on the next succeeding Saturday.  At such meeting, the stockholders entitled to vote thereat shall elect a Board of directors and may transact such other business as may properly be brought before the meeting.  If the election for directors is not held on the day designated herein, the Board of Directors shall cause the election to be held as soon thereafter as conveniently may be.

(b)
No change of the time or place of a meeting for the election of directors as fixed by these By-Laws shall be made within sixty (60) days preceding the day on which such election is to be held.  In the event of any change in such time or place for such election of directors, notice thereof shall be given to each stockholder at least twenty (20) days before the election is held, in person or by letter mailed to his or her last known post office address.

(c)
At least ten (10) days before every election of directors, the Secretary shall prepare and make a complete list of stockholders entitled to vote at said elections, arranged in alphabetical order (with the residence of each and the number of voting shares held by each).  Such list shall be open for said ten (10) days to the examination of any stockholder during ordinary business hours, at the principal place of business of the Corporation and shall be produced at the time and place of election and kept open during the whole time thereof for the inspection of any stockholder who may be present.  The original or duplicate stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to examine such list.

4.        Special Meetings

Special meetings of the stockholders for any purpose or purposes may be called by the President or the Chairman, and shall be called by the President, Chairman, or Secretary at the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the shares of the stock of the Corporation outstanding and entitled to vote.  Such request shall state the purpose of the proposed meeting.

5.        Quorum

At any meeting of stockholders the holders of a majority of the Class A stock outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or herein.  In the absence of a quorum, the stockholders entitled to vote at said meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be secured, whereupon any business may be transacted which might have been transacted at the meeting as originally notified or fixed.

6.        Voting Rights

(a)	At every meeting of stockholders, each stockholder entitled to vote thereat shall have one vote for each share of Class A stock registered in his or her name.

(b)
The original or duplicate stock ledger of the Corporation shall be the only evidence as to the stockholders entitled to vote.  The Board of Directors may, however, close the transfer books of the Corporation or fix a record date for the determination of its stockholders entitled to vote, as provided in Section IV of these By-Laws.  Except where the transfer books shall have been so closed or a record date for voting stockholders have been so fixed, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election.

(c)
Except as otherwise provided in the Certificate of Incorporation or by law, all questions before any meeting of stockholders shall be decided by a vote of the holders of a majority of the shares of stock entitled to vote thereat.

7.        Manner of  Voting
(a)
The vote for directors at any meeting of stockholders shall be by ballot.  The vote upon any other question at any meeting of stockholders shall be by ballot or viva voce, as may be determined by the presiding officer:  provided, That if objection be raised by any stockholder to the manner of voting designated by the presiding officer upon any such question, the manner of voting shall be determined by the holders of the majority of the shares of stock present or represented at any such meeting and entitled to vote thereat.

(b)
Each stockholder entitled to vote at any meeting of stockholders may vote (i) in person, or (ii) by proxy appointed by an instrument in writing subscribed by him or her, or (iii) at any election for directors, but on no other question, by mail as provided in sub-paragraph (c) of this Paragraph 7.

(c)
At any election for directors, any stockholder entitled to vote thereat may submit his or her vote or votes for directors by mailing to the Secretary of the Corporation or his or her designees a written ballot subscribed by him or her setting forth the names of the directors for whom he or she desires to vote and the number of shares to be voted for each director; provided, that said ballot in order to be effective as the vote of the stockholder, must be received by the Secretary of the Corporation or his or her designees not later than the day before the meeting for such election of directors.

(d)
If at any meeting of stockholders there shall be presented on behalf of a stockholder more than one proxy signed by him or her on any question before said meeting, or if at any election for directors there shall be presented in behalf of a stockholder more than one proxy signed by him or her authorizing the casting of votes in his or her behalf or more than one ballot mailed by him or her pursuant to the preceding subparagraph or both a proxy and a mailed ballot, then all such proxies and mailed ballot signed by such stockholder shall be invalid unless identical.

(e)	A proxy may be withdrawn by filing written notice thereof with the Secretary at any time prior to the presiding officer's call for a vote at any meeting of stockholders.

8.        Nominations of Directors

a)
At least forty-five (45) days prior to any annual meeting of stockholders a list of nominations for directors shall be mailed by the Secretary to each Class A stockholder. Members of the Board of Directors shall automatically be nominated for the Board of Directors.  In the event of a vacancy, the Board of Directors shall appoint a Nominating Committee which shall make one nomination for each vacancy.   Said list shall also state the total number of shares of Class A stock of the Corporation then outstanding.1,3

(b)
Any Class A stockholder (or stockholders) who is (are) the record or beneficial owner of at least two (2) percent of the outstanding Class A shares of the Corporation may submit additional nominations to the Secretary not less than thirty (30) days prior to such annual meeting. Each additional nomination made pursuant to this sub-paragraph shall be accompanied by the nominee's written acceptance of his or her nomination.

(c)
A final list of nominations, including nominations made in the manner provided by sub-paragraph (b) together with nominations made pursuant to sub-paragraph (a), shall be mailed by the Secretary to Class A stockholders not less than twenty-two (22) days prior to such annual meeting.

9.         Notice and Balloting by Electronic Means

 For purposes of this section, any reference to “written notice,” “written ballot,” or “mailing” shall be interpreted to permit the delivery of notice by electronic means, or to permit balloting by electronic means, if the Board of Directors so determines.1

SECTION IV - DETERMINATION OF ELIGIBLE STOCKHOLDERS

1.        Closing Transfer Books

The Board of Directors may, in its discretion, close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, or a date for obtaining the consent of the stockholders for any purpose.

2.        Record Date for Stockholders

In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change, conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and adjournment thereof, or entitled to receive and exercise the other rights and privileges referred to in this paragraph.  In such case only stockholders of record on the date so fixed shall be entitled to the notice, voting rights, and other rights and privileges referred to herein above, notwithstanding the transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

SECTION V - DIRECTORS

1.        Eligibility

(a)
At least three, but no more than five, persons who are neither stockholders of the Corporation nor active or retired officers or employees of the Corporation or one of its subsidiary corporations shall be elected or appointed as directors.  The exact number of nominees who shall be neither stockholders of the Corporation or of one of its subsidiary corporations shall be fixed from time to time solely by resolution of the Board of Directors, acting by the vote of not less than a majority of the directors then in office.  Directors elected pursuant to this subparagraph subsequent to April 2003 shall be automatically renominated for a maximum of five (5) one-year terms, and may be renominated by the Nominating Committee for an additional five (5) one-year terms, thereby serving no more than a maximum of ten (10) years. Directors elected or appointed to the Board pursuant to this paragraph shall be referred to hereinafter in these By-Laws as “independent directors.” 3

(b)
Other than the persons elected or appointed as directors pursuant to subparagraph (a) above, no person shall be elected or appointed as a director unless he or she is a record or beneficial owner of Class A or Class B stock and, in addition, is an active or retired officer or employee of the Corporation or of one of its subsidiary corporations.3  Any director elected or appointed pursuant to this paragraph who ceases to fulfill these requirements shall be disqualified to exercise any of the powers or duties of director and shall be deemed to have resigned from such position. [1]

2.        Powers

The property and business of this Corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall have power--

(a)
To purchase or otherwise acquire for the Corporation property, real and personal, tangible and intangible, and any rights or privileges, at such prices and upon such terms as the Board may deem proper.

(b)
To pay for such property, rights, or privileges in whole or in part with money, services, stock, bonds, debentures, or other securities of the Corporation, or by the delivery of other property of the Corporation.

(c)
To create, make, and issue mortgages, bonds, deeds of trust, trust agreements, and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

(d)
To appoint agents, clerks, assistants, factors, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time, and to require security as it may deem proper.

(e)	To confer on any officer of the Corporation the power of selecting, discharging, or suspending employees.

(f)	To determine by whom and in what manner the Corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, or other documents shall be signed.

(g)
To exercise any and all powers of the Corporation, including the power to do all lawful acts and things on behalf of the Corporation which are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholder.

3.        Number, Election, Term,

The number of directors which shall constitute the whole Board of Directors shall be not less than ten (10) nor more than fifteen (15).  The exact number within said limits shall be fixed from time to time solely by resolution of the Board of Directors, acting by the vote of not less than a majority of the directors then in office. The Board of Directors shall be elected by the Class A stockholders at the regular annual meeting of stockholders.3 The Board of Directors so elected shall be composed of (i) the nominees eligible only under sub-paragraph (a) of Paragraph 1 hereof  who shall have received the highest number of votes among the nominees eligible only under that provision, and (ii) the nominees eligible only under sub-paragraph (b) of Paragraph 1 hereof who shall have received the highest number of votes among the nominees eligible only under that provision.1  Each director shall hold office until the succeeding annual election and until his or her successor shall have been elected and shall have duly qualified:  provided, that if there be a vacancy in the Board by reason of death, resignation, or otherwise, such vacancy may be filled for the unexpired term by majority vote of all the remaining directors, although less than a quorum.

4.        Meetings

(a)
After each election of directors at a meeting of stockholders, the newly elected directors shall meet for the purposes of organization, the election of officers, and the transaction of other business, at such place and time as may be designated by the stockholders at such annual meeting, or in the absence of such designation, as may be fixed by written consent of a majority of the newly elected directors.  If a majority of the directors be present at such place and time, no prior notice of such meeting need be given to the directors.

(b)
Regular meetings of the Board of Directors shall be held on the Thursday after the first Saturday of February, March, June, September, and December at the main office of the Corporation and/or at such other times and places as may be fixed by resolution of the Board or by written waiver of all its members.  No other notice of any regular meeting shall be required. [1]

(c)	Special meetings of the Board of Directors may be called by the Chairman of the Board or the President at any time upon notice to all the directors; and upon the written request of two or more directors, special meetings shall be called by the President or Secretary upon one day's notice. Such meetings may be held within or without the State of Delaware, at such time and place indicated in the notice or waiver of notice thereof.

 5.        Quorum

At all meetings of the Board of Directors a majority of directors shall constitute a quorum for the transaction of business, but if less than a majority be present at any meeting they may adjourn from time to time without further notice until a quorum is secured.  The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise be specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

6.        Annual Statement

The Board of Directors shall present at each annual meeting of stockholders a full and clear statement of business and conditions of the Corporation.

7.        Indemnification

Any person who was or is a party, or who was or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise by reason of the fact that he or she is or was a director or officer of the Corporation or of one of the Corporation's subsidiaries shall be indemnified by the Corporation to the fullest extent now or hereafter permitted by law.  Without limiting the generality of the foregoing:

(a)
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation or one of its subsidiaries against expenses (including attorney’s fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct to be unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the Corporation and, with cause to believe that his or her conduct was unlawful.

(b)
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or one of its subsidiaries against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty of the Corporation unless and only to the extent that the Court of Chancery of Delaware or the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other Court shall deem proper.

(c)
To the extent that a director or officer of the Corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in Subparagraph (a) and (b) of this Paragraph, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

(d)
Any indemnification under Subparagraph (a) or (b) of this Paragraph (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subparagraph (a) or (b).  Such determination may be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were or are not parties to such action, suit, or proceeding, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iv) by the stockholders.  Such determination shall not be arbitrary but shall be made in keeping with the precepts expressed in this Paragraph.  Upon such determination, the Board of Directors shall promptly authorize indemnification in accordance with such determination and in accordance with Subparagraphs (a) and (b) of this Paragraph.

(e)
Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the manner provided by Subparagraph (d) of this Paragraph upon receipt of an undertaking by or on behalf of the director or officer involved to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation.

(f)
The indemnification provided in this Paragraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g)
It shall be conclusively presumed that every person entitled to mandatory indemnification under this Paragraph served the Corporation in reliance hereon.  Any such person may continue to rely on the provisions of this Paragraph, as presently constituted, even after its amendment, unless and until he or she is given written notice of such amendment or unless he or she is a member of the Board of Directors which so amends this Paragraph.

(h)
For the purposes of this Paragraph, references to the "Corporation" include all subsidiaries of the Corporation and all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation shall stand in the same position under the provisions of this Paragraph with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

8.        Indemnification-Fiduciaries

Any person who was or is a party, or who was or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise by reason of the fact that he or she is or was serving at the request of the Corporation or at the request of one of the Corporation's subsidiaries as a trustee or as a "fiduciary" as the term "fiduciary" is defined in the Employee Retirement Income Security Act of 1974, as the Act may be amended, under any employee benefit plan at any time established or maintained by the Corporation shall be indemnified by the Corporation to the fullest extent now or hereafter permitted by law.  Without limiting the generality of the foregoing:

(a)
The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was serving at the request of the Corporation or at the request of one of the Corporation's subsidiaries as a trustee or fiduciary against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably deemed to be in the best interests of the participants of the employee benefit plan or plans involved and/or their beneficiaries, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct to be unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the exclusive purposes of providing benefits to participants of the employee benefit plan or plans involved and their beneficiaries, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)
In any proceeding involving a trustee or fiduciary no indemnification shall be provided with respect to any claim, issue, or matter as to which the trustee or fiduciary shall have been adjudged to have dealt with the assets of the employee benefit plan or plans involved in his or her own interest or for his or her own account or to have received consideration for his or her personal account from a party dealing with the plan.  This Paragraph shall not provide indemnification for any bank, trust company, insurance company, partnership, or other entity or person not an officer, director, or employee of the Corporation, even though retained as an investment advisor, actuary, custodian, trustee, or consultant to any plan, or for any director, officer, agent, employee of any such bank, trust company, insurance company, partnership, other entity, or person.

(c)
Any indemnification under Subparagraph (a) of this Paragraph (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the trustee or fiduciary is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Subparagraph (a) of this Paragraph.  Such determination may be made (i) by independent legal counsel in a written opinion, or (ii) by the stockholders.  Such determination shall not be arbitrary but shall be made in keeping with the precepts expressed in this Paragraph. Upon any such determination, the Board of Directors shall promptly authorized indemnification in accordance with such determination and in accordance with Subparagraphs (a) and (d) of this Paragraph.

(d)
Expenses incurred in defending a civil or criminal action, suit, or proceeding, as contemplated by this Paragraph may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, upon authorization by the Board of Directors and upon receipt by the Board of Directors of an undertaking by or on behalf of the trustee or fiduciary to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation.

(e)
The indemnification provided in this Paragraph shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee or fiduciary and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(f)
It shall be conclusively presumed that every person entitled to mandatory indemnification under this Paragraph served the Corporation or other organization or enterprise at the Corporation's request in reliance hereon. Any such person may continue to rely on the provisions of this Paragraph, as presently constituted, even after their amendment unless and until he or she is given written notice of such amendment or unless he or she is a member of the Board of Directors which so amends this Paragraph.

SECTION VI - EXECUTIVE AND OTHER COMMITTEES 1

1.        Standing Committees

The following standing committees shall be elected annually by a majority of the Board of Directors at the board meeting immediately following the annual meeting of stockholders: Executive Committee, Audit Committee, Budget Committee, Corporate Governance Committee, and Executive Compensation Committee. Immediately following election of the committee, the Board shall appoint one of the committee’s members to serve as chair. The committees shall meet at such time and place as each may determine. The participation of a majority of committee members shall be deemed a quorum for the transaction of the committee’s business. Each committee shall keep regular minutes of its proceedings, shall report the same to the Board, and shall fix its rules of procedure.

2.        Other Committees

The Board may also by resolution create additional committees as needed, and these committees shall have such powers as may be specifically delegated to them by the Board.

3.        Vacancies

Vacancies on any Board committee, whether standing or otherwise, may be filled by the Board at its discretion.

4.        Powers

The powers of the standing committees of the Board are as follows. The Board may further define the responsibilities of these standing committees by adopting or amending a charter for one or more of the standing committees.

(a)	The Executive Committee shall consist of no fewer than three members of the Board. It shall have such powers and duties as may be directed or authorized by the Board from time to time, including the authority to exercise all powers of the Board when the Board is not in session. During intervals between meetings of the Board, the Executive Committee shall advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business. The Executive Committee shall not have the power to make, alter, amend or repeal the By-Laws, nor to fill any vacancies on the Board or the Executive Committee.

(b)	The Audit Committee shall consist of no fewer than three members of the Board. All members of the Audit Committee shall be independent directors of BNA, and all shall have a working familiarity with basic finance and accounting practices, or shall attain working familiarity within a reasonable period of time after appointment to the Audit Committee.

(c)
The Budget Committee shall consist of no fewer than three members of the Board. So far as is possible, the members of the Budget Committee shall be members of the Board who do not have specific, direct responsibility over departmental cost centers of the Corporation’s budget. The Budget Committee shall review the Corporation’s proposed annual budget, and shall present recommendations to the Board concerning the budget’s approval. The Budget Committee shall monitor financial performance, and projections of financial performance, relative to the approved budget, and shall report to the Board thereon. The Budget Committee shall review proposals for expenditures or commitments and may approve such proposals in accordance with authorization levels specified by resolution of the Board.

(d)
The Corporate Governance Committee shall consist no fewer than three members of the Board. At least three members of the Corporate Governance Committee shall be independent directors of BNA, and at no time shall employee directors comprise a majority of the committee. The Corporate Governance Committee shall be advisory to the Board, and be empowered to bring forward recommendations for Board action on such matters as may be assigned to it by the Board. The Corporate Governance Committee is empowered generally to bring recommendations to the Board concerning standards of corporate best practice, revision or amendment of the By-Laws, matters concerning Board membership, Board meeting agenda items, long-range planning, and other matters not appropriate for review by other standing Board committees.

(e)
The Executive Compensation Committee shall consist of no fewer than three members of the Board. All the members of the Executive Compensation Committee shall be independent directors of BNA. The Executive Compensation Committee shall make recommendations to the Board concerning the compensation of the Corporation’s Chairman and of its Chief Executive Officer. The Executive Compensation Committee shall review and approve the recommendations of the Chief Executive Officer concerning the compensation of the Corporation’s officers, and shall also review and oversee the Corporation’s compensation programs generally for officers and other key executives.

SECTION VII - COMPENSATION OF DIRECTORS

Directors and members of committees who are on the payroll of the Corporation or of one of its subsidiary corporations shall not receive any salary or fee for their services as such, but by resolution of the Board they shall be allowed reimbursement for their traveling and other reasonably necessary expenses for attendance at any regular or special meeting:  provided, that nothing herein contained shall preclude any director or member of a committee from serving the Corporation in any other capacity upon a compensated basis.

SECTION VIII - OFFICERS

1.         Appointment and Tenure

(a)
The officers of the Corporation shall be a Chairman and a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer.  The Chairman of the Board and the President may be the same person, the Secretary and the Treasurer may be the same person, and a Vice President may hold at the same time the office of Vice Chairman of the Board, Secretary, or Treasurer.  The Chairman and Vice Chairman of the Board shall be chosen from among the directors; the other officers may, but need not be, chosen from among the directors.  No person shall be an officer of the Corporation unless he or she, if eligible to purchase stock under the Corporation’s By-Laws, is a holder of Class A stock or Class B stock, and any officer who ceases to hold any shares of stock in the Corporation shall be disqualified to exercise any of the powers or duties of an officer and shall be deemed to have resigned from office.

(b)
The directors shall at their first meeting after each annual meeting of stockholders elect a Chairman and a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer.  They may also elect a Chief Financial Officer, a Chief Operating Officer, a Corporate Controller, one or more Assistant Secretaries, and one or more Assistant Treasurers,[1] and such other officers as the directors may choose. The Chairman of the Board and the President may, at their discretion, designate additional Vice Presidents to oversee specific business or operational units. The directors shall designate either the Chairman of the Board or the President, in their discretion, as the Chief Executive Officer of the Corporation.[2]

(c)
The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead, or until such officer’s earlier resignation or removal.  Any officer chosen or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors, with or without cause.  If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the affirmative vote of a majority of the whole Board of Directors.

(d)	In the absence or disability of any officer, the foregoing stated functions shall be performed by a person designated by the Board.

2.        Chairman of the Board

(a)
The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. He or she shall serve as chairman of the Executive Committee, if such committee is designated, and of any other committee designated by the Board of Directors, except as otherwise provided by resolution of the Board.

(b)
On behalf of the Board of Directors, and in association with the President, he or she shall make to stockholders an annual statement of the business operations and financial condition of the Corporation and such reports as the Board shall direct.

(c)
He or she shall oversee generally, on behalf of the Board of Directors, the operation and administration of all employee benefit plans and of any plan for the sale and purchase of the stock of the Corporation.

(d)
He or she shall consult with and advise the President, or any officer or manager as the President requests, regarding such matters or problems as mutually may be chosen by him or her and the President.

(e)	He or she shall perform such other functions and duties as may be prescribed by the Board of Directors.

3.        President

(a)
The President shall be responsible for the active management of the day-to-day business and operations of the Corporation.  He or she shall be the chief administrative officer and shall appoint and have supervision and direction of the operating and staff managers of the business, except as otherwise provided in this Section.

(b)
He or she shall make such undertakings, and execute such contracts and agreements, in the name of the Corporation, as may be necessary to the normal, budgeted operations of the Corporation, subject to any limitations prescribed by the Board of Directors.

(c)
He or she shall be responsible for submitting for approval to the Board of Directors, or to such committee of the Board as it shall determine, not later than 45 days preceding each fiscal year, a proposed operating budget and financial forecast for such succeeding fiscal year.

(d)
He or she shall submit to the Board of Directors an annual report of the operations of the Corporation, not later than the regular meeting of directors next preceding the annual meeting of stockholders, and he or she shall make to stockholders, in association with the Chairman of the Board, an annual statement of the business operations of the Corporation.

(e)	He or she shall perform such other functions and duties as may be prescribed by the Board of Directors.

4.        Chief Executive Officer

(a)
The Chief Executive Officer (the Chairman of the Board or the President, as the Board of Directors may designate) shall have final supervisory power over the business and affairs of the Corporation and ultimate responsibility and accountability to the Board of Directors for the Corporation's total efforts and total results.  He or she shall see that all orders and resolutions of the Board of Directors are carried into effect.  It shall be his or her duty to assure that adequate planning and attention are given to the long-term stability and growth of the Corporation.  He or she shall develop over-all objectives and broad basic policies and plans of the Corporation for the approval of the Board of Directors.

(b)
He or she shall conduct the Corporation's external financial and legal relations and shall be the Corporation's principal representative in its relations with the public, the community, other businesses, and government agencies.

(c)
Except where by law the signature of the President is required, he or she shall execute all deeds, bonds, mortgages, and other obligations and instruments (other than such contracts and agreements that may be necessary to the normal, budgeted operations of the Corporation) in the name of the Corporation.

(d)
He or she shall approve the appointment by the President of the principal operating and staff managers of the business, and shall have final general responsibility for the setting and adjusting of the salaries of all employees of the Corporation.

(e)	He or she shall have general supervision and direction of the other officers in their corporate capacities and shall see that their corporate duties are properly performed.

5.        Vice Presidents

The Vice Presidents shall perform such duties as may be prescribed by the Board of Directors.

6.        Secretary

(a)
The Secretary shall attend all meetings of the Board of Directors, the stockholders, and the Executive Committee.  He or she shall act as clerk thereof, and shall record all votes and all of the proceedings of such meetings in a book to be kept for that purpose; and shall perform like duties for the standing committees of the Board of Directors when required.

(b)	He or she shall give or cause to be given proper notice of meeting of stockholders and directors, whenever required.

(c)
He or she shall record and effectuate all proper transfers of stock, and shall keep an account of stock registered and transferred, in such manner and subject to such regulations as the Board of Directors may prescribe.

(d)
He or she shall have custody of the seal of the Corporation and shall affix the seal to contracts, agreements, deeds, mortgages and other instruments of the Corporation requiring a seal; and when the seal is so affixed, it shall be attested by his or her signature, or by the signature of the Treasurer.

(e)	He or she shall perform all other functions incident to the office of Secretary, and such other functions as the Board of Directors or the Chief Executive Officer may prescribe.

7.        Treasurer

(a)
The Treasurer shall have custody of the funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors and either the Chief Executive Officer or the President, in relation to their functions, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the directors, whenever they may require it, an account of all his or her transactions as Treasurer.

(b)
The Treasurer shall invest funds of the Corporation pursuant to guidelines established by the Board of Directors and shall perform such other duties as are properly required of him or her by the Board of Directors, including the payment of dividends as declared by the Board of Directors.

8.        Chief Financial Officer

The Chief Financial Officer shall have responsibility for the financial management of the business, including:  obtaining financing for the business; managing the accounting system and other financial reporting systems; formulating financial plans and evaluating performance under such plans; complying with the financial reporting requirements of appropriate taxing and other regulatory agencies; and consulting with other company units concerning the financial aspects of their activities.  The Chief Financial Officer shall also be responsible for maintaining accurate records of all financial transactions of the Corporation. In relation thereto, the Chief Financial Officer shall establish and supervise the functions of the office of the Corporate Controller.  He or she shall render to the Chief Executive Officer and the directors, whenever they may require it, an account of the financial condition of the Corporation, and at the meeting of the Board of Directors next preceding the annual meeting of stockholders he or she shall make a like report for the preceding fiscal year.1

9.        Bonding of Officers

Any officer shall give the Corporation a bond at the expense of the Corporation, if required to do so by the Board of Directors, in such sum and in form and with security satisfactory to the Board, for the faithful performance of the duties of his or her office and the restoration to the Corporation, in case of his or her death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation in his or her possession or under his or her control.

10.	Delegation of Powers

In case of the absence or disability of any officer of the Corporation, or for any other reason deemed sufficient by a majority of the whole Board of Directors, the Board may delegate any or all of the powers or duties of such officer to any other officer, or to any director, for the time being.

SECTION  IX - BOOKS AND ACCOUNTS

1.        Place

The books, accounts, and records of the Corporation shall be kept at the main office of the Corporation in the City of Washington, District of Columbia, or at such other place or places within or without the State of Delaware as may from time to time be designated by resolution of the Board of Directors, but the original or duplicate stock ledger shall be kept at the principal office of the Corporation in Wilmington, Delaware.

2.        Inspection

The directors shall determine from time to time under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of stockholders, subject to the rights of inspection granted to stockholders by law.

SECTION X - CHECKS

All checks, drafts, orders for the payment of money, and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

SECTION  XI - DIVIDENDS; RESERVES

1.        Dividends

Dividends may be declared by the Board of Directors at any regular or special meeting. The holders of Class A stock, Class B stock, and Class C stock shall be entitled to participate ratably, share for share, and without preference of any class over the others in all dividends when and as declared by the Board of Directors.

2.        Reserves

Before declaration of any dividend or any distribution of profits, the Board of Directors may set aside from time to time out of the funds of the Corporation available for dividends such sum or sums as the Board in its discretion may think proper as a reserve fund for any proper purpose, and the Board may alter or abolish any such reserve or reserves.

 SECTION XII- DEFINITIONS

Except as the context may otherwise require, the unqualified word "stockholder" as used in these By-Laws shall mean the holders of Class A stock of the Corporation and shall not include holders of Class B stock or Class C stock of the Corporation.

SECTION XIII- NOTICES

1.        Form

Whenever under the provisions of these By-Laws notice is required to be given to any stockholder, director, or officer, it shall not be construed to require personal notice, but such notice may be given in writing by mail, by depositing the same in the post office or letter-box in a postpaid, sealed wrapper, addressed to such stockholder, director, or officer at such address as appears for him or her on the books of the Corporation, or in default of any such address, to the stockholder, director, or officer at his last known place of address or at the general post office in the City of Wilmington, State of Delaware; and any such notice shall be deemed to be given at the time that the same shall be thus mailed.

2.        Waiver

Any stockholder, director, or officer may waive in writing any notice required to be given under these By-Laws, whether before or after the time stated herein.

SECTION XIV- AMENDMENTS

These By-Laws may be supplemented, amended, altered, or repealed by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat at any regular meeting of the stockholders, or at any special meeting of the stockholders if notice of the proposed action in respect of the By-Laws be contained in the notice of the meeting; or by the affirmative vote of a majority of the whole Board of Directors at a regular meeting.

FOOTNOTES

     1     On September 8, 2005, by resolution of the Board of Directors, the following amendments were made: Section III, paragraph 1, and Section V, paragraph 4(b) were amended to eliminate the requirement that stockholders’ and Board of Directors meetings be held in the District of Columbia; a new paragraph 9 was added to Section III to permit the option of providing notice of stockholder meetings electronically, and of voting electronically; Section V was amended to do away with the transition provisions by which the number of outside directors was increased from three to five; Section VI was rewritten in its entirety to include the Budget, Corporate Governance, and Executive Compensation Committees as specifically enumerated standing committees; Section VIII, paragraph 1(b) was amended to include a Chief Financial Officer, Chief Operating Officer, and Corporate Controller among the officers who may be chosen by the board; and Section VIII, paragraph 8, last sentence, was amended to delete the reference to the Chief Financial Officer being “the primary liaison between the Corporation and its independent auditors.”

2	On December 11, 2008, by resolution of the Board of Directors, Section VIII, Paragraph 1(b) was amended. The paragraph previously read as follows:

(b)  The directors shall at their first meeting after each annual meeting of stockholders choose a Chairman and a Vice Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer. They may also choose additional Vice Presidents, a Chief Financial Officer, a Chief Operating Officer, a Corporate Controller, an Assistant Secretary, and one or more Assistant Treasurers.1 In the event that the Board shall elect two or more Vice Presidents, it may designate one of them as Senior Vice President. The directors shall designate either the Chairman of the Board or the President, in their discretion, as the Chief Executive Officer of the Corporation.

3	On February 12, 2009, by resolution of the Board of Directors, the following paragraphs were amended:

Section III, Paragraph 8 (a):  The following sentence was deleted:  "Five nominees shall be neither stockholders of the Corporation nor active or retired officers of employees of the Corporation or one of its subsidiary corporations. 1"

Section V, Paragraph 1(a): The first sentence was amended to read as follows:  “At least three, but no more than five, persons who are neither stockholders of the Corporation nor active or retired officers or employees of the Corporation or one of its subsidiary corporations shall be elected or appointed as directors.” A new second sentence was added that reads, “The exact number of nominees who shall be neither stockholders of the Corporation or of one of its subsidiary corporations shall be fixed from time to time solely by resolution of the Board of Directors, acting by the vote of not less than a majority of the directors then in office.”

Section V, Paragraph 1(b): The first sentence which initially read, “Other than the five persons elected or appointed as directors…” was amended to delete the word “five.”

Section V, Paragraph 3: Two sentences were added at the beginning of the paragraph: “The number of directors which shall constitute the whole Board of Directors shall be not less than ten (10) nor more than fifteen (15). The exact number within said limits shall be fixed from time to time solely by resolution of the Board of Directors, acting by the vote of not less than a majority of the directors then in office." The original first sentence of the paragraph, which read, "The Board of Directors shall consist of fifteen (15) members who shall be elected by the Class A stockholders at the regular annual meeting of stockholders," was amended to delete the words, "shall consist of fifteen (15) members who."